Exhibit 3.1

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "SPHERIX INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF APRIL, A.D. 2014, AT 11:51 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2296558 8100

AUTHENTICATION: 1315286

140505637

DATE: 04-23-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF ELIMINATION
OF
SERIES B CONVERTIBLE PREFERRED STOCK,
SERIES E CONVERTIBLE PREFERRED STOCK,
AND
SERIES F CONVERTIBLE PREFERRED STOCK,
OF
SPHERIX INCORPORATED

(Pursuant to Section 151 (g) of the Delaware General Corporation Law)

SPHERIX INCORPORATED (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify

FIRST:  The date on which the Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on May 1, 1992.

SECOND: The Corporation filed on October 7, 2010, with the Secretary of State of the State of Delaware a Certificate of Designation for Series B Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series B Convertible Preferred Stock (“Series B Preferred Stock”).

THIRD: The Corporation filed on June 25, 2013, with the Secretary of State of the State of Delaware a Certificate of Designation for Series E Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series E Convertible Preferred Stock (“Series E Preferred Stock”).

FOURTH: The Corporation filed on November 1, 2013, with the Secretary of State of the State of Delaware a Certificate of Designation for Series F Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series F Convertible Preferred Stock (“Series F Preferred Stock”).

FIFTH: The Board of Directors of the Corporation, acting in accordance with the provisions of DGCL, has adopted the following resolutions:

NOW,                      THEREFORE, BE IT RESOLVED, that none of the authorized shares of Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are outstanding and none of the authorized shares of Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be issued subject to each respective Certificate of Designation; and

RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock be eliminated from the Corporation’s Certificate of Incorporation, as amended; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to execute this Certificate of Elimination and to file this Certificate of Elimination with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL and when such Certificate of Elimination becomes effective, all references to the Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Certificate of Incorporation, as amended, shall be eliminated and the authorized shares of the Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall resume the status of authorized and unissued shares of preferred stock of the Corporation, without designation as to series.

SIXTH: Pursuant to the provisions of Section 151(g) of the DGCL, all references to Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Corporation’s Certificate of Incorporation, as amended, are hereby eliminated, and the authorized shares of Series B Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are hereby returned to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Anthony Hayes, its Chief Executive Officer this 22th day of April, 2014.

/s/ Anthony Hayes
By: Anthony Hayes
Chief Executive Officer